UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2014

Cvent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36043	54-1954458
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8180 Greensboro Drive, 9th Floor McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

(703) 226-3500

(Registrant’s telephone number, including area code.)

N/A

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2014, Cvent, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 24, 2014. Stockholders approved each of the proposals presented for a vote. The tables below set forth the number of votes cast for and against, and the number of abstentions and broker non-votes, for each matter voted upon by the Company’s stockholders.

Proposal 1. Election of Class I directors:

Name of Nominee	For	Against	Withheld	Broker Non-Votes
Reggie Aggarwal	33,183,076	0	117,287	1,407,195
Kevin Parker	33,214,111	0	86,252	1,407,195

Proposal 2. Ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2014:

Votes for:	34,703,467
Votes against:	3,151
Abstentions:	940

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cvent, Inc.

Date: June 13, 2014	By:	/s/ Lawrence J. Samuelson
	Name:	Lawrence J. Samuelson
	Title:	General Counsel and Corporate Secretary